Exhibit 10.4

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SUPPLY AGREEMENT

BY AND BETWEEN

ANTHROGENESIS CORPORATION

AND

ALLIQUA, INC.

April 10, 2014

TABLE OF CONTENTS

PAGE

ARTICLE 1 DEFINITIONS	1

ARTICLE 2 SUPPLY OF MANUFACTURED PRODUCTS	2

2.1 Sale and Purchase of Manufactured Products	2
2.2 Forecasts; Firm Orders	4
2.3 Shipment and Delivery	4
2.4 Alliqua Right to Manufacture	4

ARTICLE 3 REGULATORY AND QUALITY MATTERS	5

3.1 Regulatory Responsibility	5
3.2 Change Control	5
3.3 Records	5
3.4 Testing	6
3.5 Regulatory Inquiries	6
3.6 Notice of Regulatory Inspections	6
3.7 Quality Agreement	6
3.8 Quality Audits	7
3.9 Intentionally Omitted	7
3.10 Cooperation	7
3.11 Recalls	8
3.12 Complaints	8
3.13 Warning Letters	9
3.14 Inquiries from Health Care Professionals	9
3.15 Debarment	9
3.16 Additional Covenants of Alliqua	9

ARTICLE 4 PRICE AND PAYMENT TERMS	9

4.1 Purchase Price	9
4.2 Taxes	10
4.3 Freight and Insurance	10
4.4 Payments	10
4.5 Interest Charges	10
4.6 Pricing	10

ARTICLE 5 INSPECTION OF MANUFACTURED PRODUCTS	10

5.1 Inspection by Alliqua	10
5.2 Disputes Over Manufactured Products	11
5.3 Replacement of Manufactured Products That Are Not Acceptable Manufactured Products	11
5.4 Exclusive Remedy	11

i

ARTICLE 6 REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS	11

6.1 Mutual Representations and Warranties	11
6.2 Additional CCT Representations and Warranties	12
6.3 Alliqua Compliance with Applicable Law	12

ARTICLE 7 INDEMNIFICATION AND INSURANCE	13

7.1 CCT Indemnification	13
7.2 Alliqua Indemnification	13
7.3 Indemnification Procedures	13
7.4 Limitation of Liability	13
7.5 Insurance	14

ARTICLE 8 CONFIDENTIAL INFORMATION	14

8.1 Confidentiality	14
8.2 Authorized Disclosure	15
8.3 Return of Confidential Information	15
8.4 Publicity; Terms of the Agreement; Confidential Treatment	15
8.5 Technical Publication	16
8.6 Equitable Relief	17

ARTICLE 9 TERM AND TERMINATION	17

9.1 Term	17
9.2 Termination	17
9.3 Effects of Termination	18

ARTICLE 10 GENERAL PROVISIONS	19

10.1 Entire Agreement; Amendment	19
10.2 Force Majeure	19
10.3 Notices	19
10.4 No Strict Construction; Headings	20
10.5 Assignment	20
10.6 Performance by Affiliates	21
10.7 Further Actions	21
10.8 Severability	21
10.9 No Waiver	21
10.10 Independent Contractors	21
10.11 Governing Law	22
10.12 Counterparts	22

ii

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) dated as of April 10, 2014 (the “Effective Date”), by and between Anthrogenesis Corporation, a Delaware corporation doing business as Celgene Cellular Therapeutics (“CCT”), and Alliqua, Inc., a Florida corporation (“Alliqua”). Alliqua and CCT may each be referred to as a “Party” or collectively be referred to as the “Parties”.

PREAMBLE

A. CCT and Alliqua entered into a License, Marketing and Development Agreement dated November 14, 2013 (the “License Agreement”), under which CCT granted certain rights to Alliqua to market and sell the Licensed Products (as defined therein); and

B. CCT and Alliqua entered into a Supply Agreement dated November 14, 2013 (the “Biovance Supply Agreement”) for the supply of Biovance® and agreed to enter into a supply agreement with respect to ECM products on substantially the same terms as the Biovance Supply Agreement, except that the purchase price shall be as set forth in Schedule 2.5 to the Biovance Supply Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CCT and Alliqua agree as follows:

ARTICLE 1
DEFINITIONS

All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the License Agreement. In addition to the terms defined in the License Agreement and elsewhere in this Agreement, the following terms have the meanings indicated:

“Acceptable Manufactured Products” has the meaning set forth in Section 5.1.

“Act” means the Federal Food, Drug, and Cosmetic Act, as amended, and the rules, regulations, guidelines and requirements of the FDA as may be in effect from time to time.

“Alliqua Indemnified Parties” has the meaning set forth in Section 7.1.

“Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1.

“CCT Indemnified Parties” has the meaning set forth in Section 7.2.

“CCT Recall Event” has the meaning set forth in Section 3.11.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

“CFR” has the meaning set forth in Section 3.1.

“cGMPs” means current Good Manufacturing Practices as described in Part 820 of Title 21 of the U.S. Code of Federal Regulations.

“ECM” means CCT’s extracellular matrix products derived from the human placenta.

“FDA” means the United States Food and Drug Administration or any successor agency performing a similar function.

“Firm Order” means a written irrevocable firm purchase order for Manufactured Products, which order shall include a delivery schedule specifying the required delivery date and quantity for each Manufactured Product stock keeping unit ordered and the location to which shipment of Manufactured Products is to be delivered.

“Forecast” has the meaning set forth in Schedule 2.2, subsection (a)(ii).

“Long Range Forecast” has the meaning set forth in Schedule 2.2, subsection (a)(i).

“Losses” has the meaning set forth in Section 7.1.

“Manufactured Product” means ECMs that have received Regulatory Clearance and/or Approval.

“Permitted Subcontractor” has the meaning set forth in Section 2.1(d).

“Product Samples” has the meaning set forth in Section 3.4.

“Purchase Price” has the meaning set forth in Section 4.1.

“Quality Agreement” has the meaning set forth in Section 3.7.

“Required Manufacturing Changes” has the meaning set forth in Section 3.2.

“Term” has the meaning set forth in Section 9.1.

“Third Party Claims” has the meaning set forth in Section 7.1.

ARTICLE 2
SUPPLY OF MANUFACTURED PRODUCTS

2.1 Sale and Purchase of Manufactured Products.

(a) Subject to the terms and on the conditions set forth in this Agreement, as soon as reasonably practicable after the date that CCT obtains Regulatory Clearance and/or Approval in the United States for an ECM, CCT shall supply and sell to Alliqua, and Alliqua shall purchase from CCT, Alliqua’s entire requirements of Manufactured Products, in finished form and final packaging, for exploitation in the Territory under the License Agreement. The form and packaging of any Manufactured Products shall be in accordance with such specifications for such Manufactured Product (the “Specifications”) that are hereafter agreed to by the Parties. As soon as reasonably practicable after the Effective Date, the Parties shall endeavor in good faith to agree in writing upon the Specifications. For purposes of the immediately preceding sentence, neither Party may propose specifications that (i) would conflict with the specifications comprising a part of CCT’s application for Regulatory Clearance and/or Approval of such Manufactured Product, or (ii) would materially increase the documented cost of manufacturing finished form of Manufactured Product and/or the documented cost of final packaging of such Manufactured Product. Following the date that CCT obtains Regulatory Clearance and/or Approval in the United States for an ECM, the Parties will agree to any changes to the Specifications that are necessary in order for the Specifications for such ECM to not conflict with the applicable Regulatory Clearance and/or Approval.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b) CCT shall manufacture, store at its facility, and test all finished Manufactured Products or cause the same to be manufactured, stored at the manufacturing facility, and tested, in conformity with the applicable Specifications for such Manufactured Product and in compliance with all applicable Law, including cGMPs, and the terms and conditions of this Agreement and the Quality Agreement. CCT’s responsibility for finished packaging of the Manufactured Product will include supply to Alliqua of the Manufactured Products in finished packaging (including (i) sterile pouch inner packaging, with the appropriate labels affixed to such inner packaging (such pouch inner packaging and labeling as reasonably determined by CCT (following consultation with, and taking into account input from, the JSC) in compliance with applicable Law and Regulatory Clearance and/or Approval), (ii) outer cartons and outer carton labeling and (iii) package inserts) all as further detailed in the applicable Specifications, with tracking letters to the extent required under applicable Law . For the avoidance of doubt, except as provided in Section 2.1(c) below, CCT will not charge Alliqua any amounts for such packaging that are in addition to the Purchase Price.

(c) Alliqua either will: (i) provide CCT, at Alliqua’s cost, with the outer cartons for the Manufactured Product finished packaging (the “Outer Cartons”) or (ii) direct CCT to procure the Outer Cartons from a supplier designated by Alliqua. If Alliqua directs CCT to procure the Outer Cartons, then the per unit cost charged by the Outer Carton supplier will be added to the Purchase Price, without markup, for each Manufactured Product. In addition, Alliqua, at its cost, will provide CCT with all outer carton labels, package inserts and, to the extent required, preprinted tracking letters, in each case for CCT to include in the finished Manufactured Products. Alliqua also shall be responsible for providing CCT with all required artwork to be used in connection therewith.

(d) Subject to any legal requirements under applicable Law, CCT may, at its sole option, engage or use subcontractors and suppliers that it reasonably believes are qualified to perform some or all of CCT’s obligations under this Agreement (each, a “Permitted Subcontractor”).

(e) Without limiting the foregoing, all Permitted Subcontractors shall be subject to the applicable terms and conditions of this Agreement and the Quality Agreement and no agreement with any Permitted Subcontractor shall release CCT from any of its obligations under this Agreement or the Quality Agreement. CCT shall remain responsible for any services performed by such Permitted Subcontractor to the same extent as if it had performed the obligations itself.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(f) For the purposes of clarity, nothing in this Agreement shall provide a right of reference to support any filing by Alliqua or an Alliqua Affiliate with the FDA for any product other than the Manufactured Products or to support any similar filing with another Governmental Authority in or out of the Territory.

2.2 Forecasts; Firm Orders. The Parties shall comply with the provisions of Schedule 2.2 to this Agreement with respect to the matters set forth therein.

2.3 Shipment and Delivery.

(a) CCT shall deliver to Alliqua the Manufactured Products (in finished form and final packaging) ordered pursuant to a Firm Order by the required delivery dates therefor EXW (Incoterms 2010) CCT’s designated facility in the United States. For purposes of clarity, Alliqua bears all risk and costs from the time Alliqua or its carrier picks up the Manufactured Products at CCT’s designated facility in the United States and CCT has no obligation to load the Manufactured Products or clear them for export.

(b) CCT shall package Manufactured Products for shipment in accordance with practices that are customary and reasonable in the industry with respect to similar products and comply with applicable Law, unless otherwise specified in writing by Alliqua at least ten (10) Business Days prior to such shipment, in which event CCT shall package Manufactured Products for shipment in accordance with such instructions and any commercially reasonable, documented actual external costs incurred by CCT (without markup) on account of the shipping packaging changes requested by Alliqua shall be promptly reimbursed by Alliqua.

(c) Prior to shipment, CCT shall perform release testing for the Manufactured Product pursuant to the Specifications, cGMPs and the Quality Agreement.

2.4 Alliqua Right to Manufacture.

(a) If CCT terminates this Agreement pursuant to Section 9.2(a), or Alliqua terminates this Agreement pursuant to Section 9.2(b), (c) or (d), then, for so long as Alliqua has the right to Commercialize the Manufactured Products in the Territory under the License Agreement, Alliqua or any person or entity designated by Alliqua (including an Affiliate of Alliqua) may, following notice to CCT, manufacture, store at its facility, and test Alliqua’s requirements of the Manufactured Products for Commercialization in the Field in the Territory in accordance with the License Agreement.

(b) If Alliqua elects to manufacture, store, and test Alliqua’s requirements of the Manufactured Products in accordance with Section 2.4(a), CCT shall cooperate with and assist Alliqua or any person or entity designated by Alliqua (including an Affiliate of Alliqua) in transferring the processes for manufacturing, storing and testing the Manufactured Product to Alliqua or any person or entity designated by Alliqua (including an Affiliate of Alliqua).

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

ARTICLE 3
REGULATORY AND QUALITY MATTERS

3.1 Regulatory Responsibility. Subject to the terms of this Agreement and the License Agreement, all matters in the Territory regarding obtaining and supporting Regulatory Clearance and/or Approval of the Manufactured Products, and manufacturing and testing of the Manufactured Products in compliance with the applicable Specifications for the Manufactured Product and applicable Law (including cGMPs), shall be the responsibility of, and shall remain under the control of CCT. Except as set forth in Section 3.2 below, any costs or expenses required to comply with CCT’s obligations under this Section 3.1 shall be borne by [****]. Each Party shall be registered with the FDA’s Center for Biologics Evaluation and Research pursuant to 21 Code of Federal Regulations (“CFR”) Part 1271, as and when their activities with respect to Manufactured Products require such registration. Each Party shall promptly (within three (3) Business Days) provide the other Party with copies of all communications received from any Regulatory Authority concerning the Manufactured Products which directly or indirectly affect or relate to the manufacturing, storage, testing, packaging or labeling thereof, and any filings that directly or indirectly affect or relate to the manufacturing, storage, testing, packaging or labeling of the Manufactured Products to be made to any such agency for prior review and comment at least five (5) Business Days prior to such submission. Each Party shall provide notice to the other Party of meetings with any Regulatory Authority, whether via electronic means, in person, or otherwise, which affect or relate to the manufacturing, storing, testing, packaging or labeling of the Manufactured Products. CCT will require each Permitted Subcontractor to keep CCT and Alliqua fully and promptly advised of any inspections, inspectional observations and other communications and interactions between such Permitted Subcontractor and any Regulatory Authority which may directly or indirectly affect or relate to the manufacturing, storage, testing, packaging or labeling of any Manufactured Products. In the event of any inconsistency between the provisions of this Section 3.1 and the provisions of the License Agreement, the provisions of the License Agreement shall control.

3.2 Change Control. CCT and Alliqua shall cooperate in timely making any and all changes to the Specifications or manufacturing processes that are required by applicable Law (collectively, “Required Manufacturing Changes”). The commercially reasonable, documented costs attributable to the Required Manufacturing Change, including the cost of a reasonable quantity (in light of the Forecasts submitted by Alliqua) of raw materials, work-in-process, Manufactured Products and packaging materials rendered obsolete as a result of any such Required Manufacturing Changes, shall be borne [****].

3.3 Records. CCT shall, and shall cause its Affiliates and each Permitted Subcontractor to, keep appropriate accounts, notes, data and records of the work performed under this Agreement in accordance with applicable Law, including cGMPs, and the terms and conditions of this Agreement and the Quality Agreement. CCT shall provide Alliqua with a copy of a certificate of analysis with each batch of Manufactured Products delivered to Alliqua, as set forth in the Quality Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

3.4 Testing. CCT shall be solely responsible for (a) taking and maintaining quality control samples of all Manufactured Products delivered to Alliqua (collectively, the “Product Samples”), and (b) testing Product Samples, in each case, in accordance with the Quality Agreement. CCT shall promptly provide Alliqua data resulting from testing related to the Product Samples for distribution in the Territory as such information becomes available, including any discovery of any negative or adverse trending in testing data.

3.5 Regulatory Inquiries. Without limiting any provision of the License Agreement, upon being contacted (and, in the case of CCT, upon any Permitted Subcontractor being contacted) by any Regulatory Authority for any regulatory purpose pertaining to this Agreement or to the Manufactured Products, including notice of the initiation of any inquiries, notices or inspection activity by any such agency, a Party shall immediately notify the other Party and provide the other Party with (a) a reasonable description of any such inquiries and related documentation, (b) an opportunity to advise and comment with respect thereto and (c) if appropriate, an opportunity to participate with respect thereto to the extent such matters relate to the Manufactured Products in the Territory.

3.6 Notice of Regulatory Inspections. Each Party shall (a) advise the other Party of any requests by any Regulatory Authority (including, in the case of CCT, any such requests made to a Permitted Subcontractor) for any inspections with respect to the manufacturing, storing, testing, packaging and/or labeling of Manufactured Products, (b) provide the other Party with copies of any correspondence related thereto, and, to the extent it (or, in the case of CCT, by a Permitted Subcontractor) becomes aware of the results, observations or outcome of any inspections or audits of the facilities or operations involved in the manufacture, storage, testing, packaging and/or labeling of the Manufactured Products conducted by any Regulatory Authority, including providing the other Party an opportunity to advise and comment with respect to any correspondence to be provided by such Party (or, in the case of CCT, by a Permitted Subcontractor) to the applicable agency, and (c) notify the other Party of any such information as it relates to the Manufactured Products in the Territory within three (3) Business Days of obtaining the information.

3.7 Quality Agreement. Within sixty (60) Business Days after the Effective Date, CCT and Alliqua shall negotiate in good faith the terms of, and enter into, a reasonable and customary quality agreement (the “Quality Agreement”). The Quality Agreement shall include provisions with respect to, among other things, release testing, change control procedures with respect to the Specifications and the manufacturing processes for the Manufactured Products, stability testing, recalls of any Manufactured Products, and record retention requirements with respect to recalls. In the event of any conflict between the terms of the Quality Agreement and the terms of this Agreement, the terms of the Quality Agreement shall govern.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

3.8 Quality Audits.

(a) Upon reasonable advance notice and during reasonable business hours, Alliqua shall have the right to inspect and audit those portions of CCT’s and its Affiliates’ and its Permitted Subcontractors’ facilities in which the Manufactured Products are manufactured, stored or tested, to ascertain compliance with cGMPs, applicable Law, and the terms and conditions of this Agreement and the Quality Agreement; provided, however, that (i) Alliqua’s representatives shall follow all security and facility access procedures as reasonably required by CCT or its Affiliate or Permitted Subcontractor, as applicable, and (ii) Alliqua may not exercise its right under this Section 3.8(a) more than once in any twelve (12)-month period (unless such inspection and audit reveals a material compliance issue, in which event Alliqua shall have the right to conduct a follow-up inspection and audit to verify that such issue has been remedied). CCT shall use commercially reasonable efforts to promptly resolve, and to cause its Affiliates and its Permitted Subcontractors to promptly resolve, any quality issues raised by any inspections and audits of their respective facilities.

(b) Upon reasonable advance notice and during reasonable business hours, CCT shall have the right to inspect and audit (i) those portions of Alliqua’s facilities in which the Manufactured Products are stored, handled or labeled and (ii) if Alliqua elects to manufacture, store, and test Alliqua’s requirements of the Manufactured Products or designate another person or entity to manufacture, store, and test Alliqua’s requirements of the Manufactured Products, in accordance with Section 2.4(a), those portions of Alliqua’s facilities or those of its designated Person, as the case may be, in which the Manufactured Products are manufactured, stored, handled or labeled, in each case, to ascertain compliance with cGMPs, applicable Law, and the terms and conditions of this Agreement and the Quality Agreement; provided, however, that (i) CCT’s representatives shall follow all security and facility access procedures as reasonably required by Alliqua, as applicable, and (ii) CCT may not exercise its right under this Section 3.8(a) more than once in any twelve (12)-month period (unless such inspection and audit reveals a material compliance issue, in which event CCT shall have the right to conduct a follow-up inspection and audit to verify that such issue has been remedied). Alliqua shall use commercially reasonable efforts to promptly resolve any quality issues raised by any inspections and audits of its facilities.

(c) Except as otherwise set forth in this Agreement, each Party shall, at its sole cost and expense, maintain in full force and effect all necessary licenses, approvals, permits and other authorizations required by applicable Law to carry out its duties and obligations under this Agreement and the Quality Agreement.

3.9 Intentionally Omitted.

3.10 Cooperation. The Parties will cooperate in good faith in responding to any Regulatory Authority inquiry or in making any report to the Regulatory Authority with respect to Manufactured Products. Notwithstanding anything to the contrary in this Agreement (and without limiting CCT’s obligation under the License Agreement to obtain, support and maintain Regulatory Clearances and/or Approvals), CCT will have final authority for regulatory decisions and responsibility for all communications with any Regulatory Authority with respect to obtaining or maintaining Regulatory Approval of the Manufactured Products.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

3.11 Recalls. CCT and Alliqua will each notify the other Party promptly if it becomes aware that a Manufactured Product is the subject of a recall or market withdrawal that is mandated by a Regulatory Authority, and the Parties will reasonably cooperate in the handling and disposition of such recall or market withdrawal; provided, however, in the event of a disagreement as to any matters related to any such recall or market withdrawal, other than the determination of who will bear the costs as set forth in the immediately following sentences, CCT will have the final authority with respect to any product recall or withdrawal relating to Manufactured Products, including any recall or market withdrawal that is not mandated by a Regulatory Authority. [****] will bear the cost of all recalls or market withdrawals of Manufactured Products purchased by Alliqua pursuant to this Agreement where such recall or market withdrawal is the direct result of CCT’s or a Permitted Subcontractor’s [****] Recall Event”). [****] will bear the cost of all recalls or market withdrawals of Manufactured Products purchased by Alliqua pursuant to this Agreement where such recall or market withdrawal is the direct result of Alliqua’s [****] Recall Event”). If a recall or market withdrawal [****], then the costs of such recall or market withdrawal will be [****] will bear the cost of all recalls or market withdrawals of Manufactured Products purchased by Alliqua pursuant to this Agreement where the recall or market withdrawal is [****]. Alliqua will maintain records of all sales of Manufactured Product and all customers sufficient to adequately administer a recall or market withdrawal for the longer of one (1) year after termination or expiration of this Agreement or the period required by applicable Law. Alliqua will, in all events and regardless of who bears the cost, be responsible for administering the physical aspects of any recalls or market withdrawals with respect to the Manufactured Products, provided, however, that any reasonable external costs and expenses incurred by Alliqua relating to the recall or market withdrawal (including, but not limited to reasonable recall destruction costs) will be allocated between the Parties as set forth above in this Section. Any revenue attributable to Manufactured Products held or sold by Alliqua (or its designee) that is subject to a recall will be deducted from Net Sales for purposes of the License. In the event of any recall, if requested by Alliqua, CCT will provide Manufactured Products to Alliqua to replace the recalled Manufactured Products and, to the extent the recalled Manufactured Products were previously paid for by Alliqua, the cost of such replacement Manufactured Products shall be allocated between the Parties as set forth above in this Section.

3.12 Complaints. Alliqua will collect complaint files for the Manufactured Products in accordance with the provisions of the Quality Agreement. Manufactured Products complaint reports received by Alliqua will be sent to CCT at [****] within twenty-four (24) hours after receipt of the complaint by Alliqua. Alliqua and CCT will notify each other of any Manufactured Product complaints made by customers that will or could require a report of an “adverse reaction” to the FDA pursuant to 21 CFR 1271.350, and will thereafter reasonably cooperate with each other relative to any investigation or inquiry that may be initiated by FDA with respect thereto. The complaint handling obligations of the Parties will be detailed further within the Quality Agreement and/or the Safety Data and Exchange Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

3.13 Warning Letters. In the event that either Party (or, in the case of CCT, any Permitted Subcontractor) receives a warning letter from the FDA or the equivalent from any other Governmental Authority in connection with the Manufactured Product, such Party will notify the other Party promptly, and in any event within twenty four (24) hours (to the extent legally permitted) after receiving such warning letter.

3.14 Inquiries from Health Care Professionals. CCT shall provide reasonable assistance to Alliqua in its preparation and filing with appropriate Regulatory Authorities related to reimbursement and health care insurance filings required for the marketing and distribution of Manufactured Products in the Territory by Alliqua.

3.15 Debarment. Neither Party shall use any employee or consultant (or, in the case of CCT, any Permitted Subcontractor or employees or consultants thereof) who has been debarred by any Regulatory Authority, or, to such Party's knowledge, is the subject of debarment proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants (or, in the case of CCT, any Permitted Subcontractor or employees or consultants thereof) has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

3.16 Additional Covenants of Alliqua. Alliqua shall:

(a) discharge its obligations pursuant to this Agreement in accordance with all applicable Laws, including those enforced by the FDA (including compliance with cGMP);

(b) maintain the Manufactured Products pending sale to its customers in a facility that is properly equipped to store such Manufactured Products in accordance with the applicable Manufactured Product labeling; and

(c) comply in all respects with Article 3 hereof and the Quality Agreement and the Safety Data and Exchange Agreement.

ARTICLE 4
PRICE AND PAYMENT TERMS

4.1 Purchase Price.

(a) For all Manufactured Products ordered pursuant to Firm Orders by Alliqua at any time, Alliqua shall pay CCT a purchase price (“Purchase Price”) for each conforming quantity of Manufactured Product delivered hereunder in accordance with the terms set forth in Schedule 4.1 to this Agreement.

(b) If at any time during the Term, CCT notifies Alliqua in writing that CCT has incurred an increase in the costs associated with manufacturing the Manufactured Products, the Parties shall promptly negotiate in good faith an increase in the Purchase Price to account for such increase in costs; provided, however, that if the Parties fail to reach agreement on any such price increase, the resolution of such disagreement shall be governed by the provisions of Article 13 of the License Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

4.2 Taxes. The Purchase Price and other amounts payable by Alliqua to CCT pursuant to this Agreement shall not be reduced on account of any taxes unless required by applicable Law. CCT alone shall be responsible for paying any and all taxes (other than any withholding taxes required by applicable Law to be paid by Alliqua) levied on account of, or measured in whole or in part by reference to, any payments it receives from Alliqua.

4.3 Freight and Insurance. In addition to the Purchase Price, for the purposes of clarity, Alliqua shall pay all actual freight and insurance expenses incurred by Alliqua in connection with the sale and shipment of the Manufactured Products.

4.4 Payments.

(a) Upon each delivery of Manufactured Products, CCT shall promptly submit an invoice to Alliqua. All invoices and payments for Manufactured Products shall be in United States dollars. Alliqua shall pay each invoice (except for any amounts disputed by Alliqua in good faith) within thirty (30) days after receipt thereof.

(b) If an inconsistency between any invoice, purchase order, purchase order release, confirmation, acceptance or similar document and this Agreement exists, the terms of this Agreement shall control.

(c) Payment due to CCT shall be paid in United States dollars by wire transfer to an account designated in writing by CCT.

4.5 Interest Charges. If CCT does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due until the date of payment at the rate of [****] per month or, if less, the maximum rate allowable by applicable Law.

4.6 Pricing. All resale prices of Manufactured Products shall be reviewed by the JSC and Alliqua shall consider in good faith any comments of the JSC. For purposes of clarity, Alliqua shall have final discretion with respect to resale prices of the Manufactured Products during the Term, including resale price increases and decreases and the timing thereof.

ARTICLE 5
INSPECTION OF MANUFACTURED PRODUCTS

5.1 Inspection by Alliqua. Alliqua may inspect and analyze the Manufactured Products delivered to Alliqua for purposes of determining whether the Manufactured Products meet the applicable Specifications at the time of delivery thereof (such Manufactured Product, “Acceptable Manufactured Products”). Alliqua shall notify CCT in writing within thirty (30) days after the date of delivery to Alliqua (or within thirty (30) days after discovery that any Manufactured Product is not Acceptable Manufactured Products for reasons that could not reasonably have been detected by Alliqua’s customary inspection on delivery) of any Manufactured Product or portion thereof which Alliqua is returning because it is not an Acceptable Manufactured Product, including documentation of the reasons therefor. If CCT does not receive such notice within such thirty (30)-day period, the shipped Manufactured Products will be deemed accepted as Acceptable Manufactured Products.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

5.2 Disputes Over Manufactured Products. CCT shall have a reasonable opportunity not to exceed thirty (30) days from the date of receipt of the notice described in Section 5.1 to inspect and/or test such Manufactured Product that Alliqua claims is not an Acceptable Manufactured Product. If CCT, after good faith consultation with Alliqua, disputes any determination by Alliqua that a Manufactured Product is not an Acceptable Manufactured Product, then representative samples of such Manufactured Product shall be forwarded to an independent Third Party laboratory jointly selected by CCT and Alliqua, in their reasonable discretion, for analysis, which analysis shall be performed in compliance with industry standards and applicable Law. The findings of such Third Party laboratory regarding whether the Manufactured Product was an Acceptable Manufactured Product shall be binding upon the Parties. The cost of such analysis by such Third Party laboratory shall be borne by the Party whose analysis was not substantiated by the findings of such Third Party laboratory.

5.3 Replacement of Manufactured Products That Are Not Acceptable Manufactured Products. CCT shall, at Alliqua’s option, either replace any Manufactured Product order or portion thereof which is not an Acceptable Manufactured Product as soon as reasonably practicable at CCT’s cost and expense, including shipping costs, or promptly refund to Alliqua the payments made for such returned Manufactured Products (including Alliqua’s shipping costs). At the sole option of CCT, said Manufactured Products may be returned to CCT, at CCT’s expense including shipping costs, or destroyed in an environmentally acceptable manner, in accordance with applicable Law, at CCT’s expense. CCT will not, however, replace any Manufactured Product which fails or ceases to conform to the Specifications or which is unsalable, in each case, as a result of improper storage, transport or other mishandling or other event after the Manufactured Product has been delivered to Alliqua, Alliqua’s designated courier or other Alliqua designee.

5.4 Exclusive Remedy. The sole and exclusive remedy available to Alliqua in connection with Manufactured Products that are not Acceptable Manufactured Products shall be replacement of such Manufactured Product by CCT in accordance with Section 5.3 above. Notwithstanding the immediately preceding sentence, Manufactured Products that are not Acceptable Manufactured Products shall be deemed not to have been delivered for purposes of Section 9.2(b).

ARTICLE 6
REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS

6.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date as follows:

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.

(b) It has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by it and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on its part and no further consent or action is required by it, by its Board of Directors or by its stockholders.

(c) This Agreement has been duly executed by it and is the valid and binding obligation of the Company enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6.2 Additional CCT Representations and Warranties. CCT represents and warrants to Alliqua that at the time each Manufactured Product is delivered to Alliqua such Manufactured Product: (a) will meet the Specifications therefor; (b) will have been manufactured, stored and handled at CCT’s facility, and tested in accordance with the applicable Law, Regulatory Clearances and/or Approvals, Specifications and cGMPs; (c) will not be (i) adulterated, or (ii) manufactured, stored or handled at CCT’s facility, or tested in a manner that violates the Act, or any other applicable Law; (d) will pass to Alliqua free and clear of any security interest, lien or other encumbrances and (e) will have a remaining shelf life of no less than the Minimum Shelf Life (as defined below). Promptly following Regulatory Clearance and/or Approval, the Parties will discuss in good faith at the JSC and agree in writing on a commercially reasonable minimum remaining shelf life that the Manufactured Products will have upon delivery to Alliqua (the “Minimum Shelf Life”).

6.3 Alliqua Compliance with Applicable Law. Alliqua shall at all times: (a) handle, warehouse, store, label, package, market, sell, distribute and otherwise dispose of the Manufactured Products in the Territory in compliance with all applicable Law, Regulatory Clearances and/or Approvals, Specifications and cGMPs; and (b) except for any Regulatory Clearances and/or Approvals that CCT is responsible for maintaining, maintain all applicable licenses, registrations and permits necessary to take control of, market, sell and distribute such Manufactured Products in the Territory. Alliqua will not market any Manufactured Product in any manner which is inconsistent with its labeling or with applicable Law, or otherwise make any false or misleading representations to customers or others regarding the Manufactured Product.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

ARTICLE 7
INDEMNIFICATION AND INSURANCE

7.1 CCT Indemnification. Subject to the procedures set forth in Section 7.3, CCT shall indemnify Alliqua, its Affiliates and its and their respective directors, officers, employees and agents (the “Alliqua Indemnified Parties”), and defend and save each of them harmless, from and against any and all claims, lawsuits, losses, damages, liabilities, penalties, costs and expenses (including reasonable attorneys’ fees and disbursements) (collectively, “Losses”) incurred by any of them in connection with any and all suits, investigations, claims or demands of Third Parties (collectively, “Third Party Claims”) in connection with, arising from or occurring as a result of: (a) the breach or inaccuracy of any representation or warranty made by CCT in this Agreement or the Quality Agreement; (b) the breach by CCT of any of its obligations under this Agreement or the Quality Agreement; or (c) any manufacturing defect of the Manufactured Products manufactured by CCT or on its behalf; in each case except for those Losses for which Alliqua has an obligation to indemnify any CCT Indemnified Parties pursuant to Section 7.2 of the License Agreement.

7.2 Alliqua Indemnification. Subject to the procedures set forth in Section 7.3, Alliqua shall indemnify CCT, its Affiliates and its and their respective directors, officers, employees and agents (the “CCT Indemnified Parties”), and defend and save each of them harmless, from and against any and all Losses incurred by any of them in connection with any Third Party Claims in connection with, arising from or occurring as a result of: (a) the breach or inaccuracy of any representation or warranty made by Alliqua in this Agreement or the Quality Agreement; (b) the use of any and all Promotional Materials; (c) the breach by Alliqua of any of its obligations under this Agreement or the Quality Agreement; (d) any Manufactured Products manufactured by Alliqua or on its behalf by any Person other than CCT; or (e) any defect in the design or manufacture of those materials provided by Alliqua to CCT pursuant to Section 2.1(c), in each case except for those Losses for which CCT has an obligation to indemnify any Alliqua Indemnified Parties pursuant to Section 7.1 or the License Agreement.

7.3 Indemnification Procedures. The Party claiming indemnity under this Article 7 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice, and the Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party's expense, in connection with the defense of the Claim for which indemnity is being sought. Each Party shall not settle or compromise any Claim without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned. If the Parties cannot agree as to the application of the foregoing Sections 7.1 and 7.2, each may conduct separate defenses of the Claim, and each Party reserves the right to claim indemnity from the other in accordance with this Article 7 upon the resolution of the underlying Claim.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

7.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT EXCEPT FOR FRAUD OR WILLFUL MISCONDUCT, BREACH OF EITHER PARTY'S CONFIDENTIALITY OBLIGATIONS, A PARTY'S INDEMNIFICATION OBLIGATIONS, A BREACH OF EACH PARTY'S EXCLUSIVITY OBLIGATIONS OR A BREACH OF THE LICENSE GRANTS, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT ANY DAMAGES CLAIMED BY OR PAID TO A THIRD PARTY IN A THIRD PARTY ACTION SHALL NOT BE CONSIDERED SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES FOR PURPOSES OF THIS AGREEMENT.

7.5 Insurance. Each Party shall, at all times during the Term of this Agreement and for five (5) years thereafter, obtain and maintain at its own expense the following types of insurance, with limits of liability not less than those specified below:

(a) Commercial general liability insurance against claims for bodily injury and property damage which shall include contractual coverage and product liability coverage, with limits of not less than $[****] per occurrence and in the aggregate. The other Party, its officers, directors, representatives and agents shall be named as additional insureds.

(b) Workers compensation and employers' liability with limits to comply with the statutory requirements of the state(s) in which the Agreement is to be performed. The policy shall include employers' liability for not less than $[****] per accident.

All policies shall be issued by insurance companies with an A.M. Best's rating of Class A-:V (or its equivalent) or higher status. Each Party shall deliver certificates of insurance evidencing coverage to the other Party promptly after the execution of this Agreement and annually thereafter. All policies provided for herein shall expressly provide that such policies shall not be cancelled, terminated or altered without at least thirty (30) days prior written notice to the insured Party, and each insuring Party shall immediately notify the insured Party in the event that a policy provided for herein is cancelled, terminated or altered.

ARTICLE 8
CONFIDENTIAL INFORMATION

8.1 Confidentiality. During the Term and for a period of five (5) years thereafter, each Party shall maintain all Confidential Information of the other Party in trust and confidence and shall not, without the written consent of the other Party, disclose any Confidential Information of the other Party to any Third Party or use any Confidential Information of the other Party for any purpose other than as necessary in connection with the exercise of rights or discharge of obligations under this Agreement. The confidentiality obligations of this Section 8.1 shall not apply to Confidential Information to the extent that the receiving Party can establish by competent evidence that such Confidential Information: (a) is publicly known prior or subsequent to disclosure without breach of confidentiality obligations by such Party or its employees, consultants or agents; (b) was in such Party’s possession at the time of disclosure without any restrictions on further disclosure; (c) is received by such receiving Party, without any restrictions on further disclosure, from a Third Party who has the lawful right to disclose it; or (d) is independently developed by employees or agents of the receiving Party who had no access to the disclosing Party’s Confidential Information.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

8.2 Authorized Disclosure. Nothing herein shall preclude a Party from disclosing the Confidential Information of the other Party to the extent:

(a) such disclosure is reasonably necessary (i) for the filing or prosecuting of Patents as contemplated by the License Agreement; (ii) to comply with the requirement of Regulatory Authorities with respect to obtaining and maintaining Regulatory Clearance and/or Approval (or any pricing and reimbursement approvals) of any Manufactured Product; or (iii) for prosecuting or defending litigations as contemplated by the License Agreement;

(b) such disclosure is reasonably necessary to its employees, agents, consultants or contractors on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(c) such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement;

(d) such disclosure is reasonably necessary to comply with applicable Laws, including regulations promulgated by applicable security exchanges, a valid order of a court of competent jurisdiction, administrative subpoena or order.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to any of Sections 8.2(a) through 8.2(d), such Party shall promptly notify the other Party of such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

8.3 Return of Confidential Information. Promptly after the termination or expiration of this Agreement for any reason, each Party shall return to the other Party all tangible manifestations of such other Party’s Confidential Information at that time in the possession of the receiving Party.

8.4 Publicity; Terms of the Agreement; Confidential Treatment.

(a) The Parties agree that the terms of this Agreement (including without limitation any exhibits and schedules hereto) shall be considered Confidential Information of each Party, subject to the special authorized disclosure provisions set forth in Section 8.2 and this Section 8.4.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(b) If either Party desires to make a public announcement concerning the material terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld, conditioned or delayed. A Party commenting on such a proposed press release shall provide its comments, if any, within three (3) Business Days after receiving the press release for review. In addition, to the extent required by applicable Laws, including regulations promulgated by applicable security exchanges, each Party shall have the right to make a press release announcing the achievement of each milestone under this Agreement as it is achieved, and the achievements of Regulatory Clearances and/or Approvals in the Territory as they occur, subject to the other Party’s consent as to form and substance of such announcement, which shall not be unreasonably withheld, conditioned or delayed. In relation to the other Party’s review and approval of such an announcement, such other Party may make specific, reasonable comments on such proposed press release within the prescribed time for commentary, but shall not withhold its consent to disclosure of the information that the relevant milestone has been achieved and triggered a payment hereunder. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 8.4, provided such information remains accurate as of such time.

(c) In addition, the Parties acknowledge that either or both Parties may be obligated to file under applicable law and regulation a copy of this Agreement with the USA Securities and Exchange Commission or similar stock exchange authorities or other governmental authorities. Each Party shall be entitled to make such a required filing; provided, however, that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party shall provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.

8.5 Technical Publication. Neither Party may publish peer reviewed manuscripts or give other forms of public disclosure such as abstracts and media presentations (such disclosure collectively, for purposes of this Section 8.5, “publication”), of results of studies carried out under this Agreement, without the opportunity for prior review by the other Party, except to the extent required by applicable Laws. A Party seeking publication shall provide the other Party the opportunity to review and comment on any proposed publication that relates to the Manufactured Product at least thirty (30) days (or at least ten (10) days in the case of abstracts and media presentations) prior to its intended submission for publication. The other Party shall provide the Party seeking publication with its comments in writing, if any, within twenty (20) days (or within five (5) days in the case of abstracts and media presentations) after receipt of such proposed publication. The Party seeking publication shall consider in good faith any comments thereto provided by the other Party and shall comply with the other Party’s reasonable request to remove any and all of such other Party’s Confidential Information from the proposed publication. In addition, the Party seeking publication shall delay the submission for a period up to sixty (60) days in the event that the other Party can demonstrate reasonable need for such delay in order to accommodate the preparation and filing of a patent application. If the other Party fails to provide its comments to the Party seeking publication within such twenty (20) day period (or five (5) day period, as the case may be), such other Party shall be deemed not to have any comments, and the Party seeking publication shall be free to publish in accordance with this Section 8.5 after the thirty (30) day period (or ten (10) day period, as the case may be) has elapsed. The Party seeking publication shall provide the other Party a copy of the publication at the time of the submission. Each Party agrees to acknowledge the contributions of the other Party and its employees in all publications as scientifically appropriate.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

8.6 Equitable Relief. Each Party acknowledges that its breach of Article 8 of this Agreement may cause irreparable injury to the other Party for which monetary damages may not be an adequate remedy. Therefore, each Party shall be entitled to seek injunctive and other appropriate equitable relief to prevent or curtail any actual or threatened breach of the obligations relating to Confidential Information set forth in this Article 8 by the other Party. The rights and remedies provided to each Party in this Article 8 are cumulative and in addition to any other rights and remedies available to such Party at law or in equity.

ARTICLE 9
TERM AND TERMINATION

9.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue until this Agreement is terminated pursuant to this ARTICLE 9 (the “Term”).

9.2 Termination. This Agreement may be terminated as follows:

(a) By CCT upon six months’ prior written notice to Alliqua.

(b) By Alliqua upon [****] prior written notice to CCT if, on at least [****] occasions within any twelve (12) month period, CCT fails to deliver at least [****]% of any Manufactured Products specified in a Firm Order conforming to the provisions of Schedule 2.2, subsection (c) by the required delivery date specified therein and in conformity with the applicable Specifications.

(c) By either Party immediately upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice identifying such material breach in reasonable detail, fails to cure such material breach within sixty (60) days from the date of such notice. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with this Section 9.2(c), and such alleged breaching Party provides the other Party notice of such dispute within the applicable cure period, then the non-breaching Party shall not have the right to terminate this Agreement under this Section 9.2(c) unless and until an arbitrator, in accordance with Article 13 of the License Agreement, has determined that the alleged breaching Party has materially breached the Agreement and such breaching Party fails to cure such breach within the applicable cure period (measured as commencing after the arbitrator’s decision). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(d) To the extent permitted under applicable Laws, if at any time during the Term of this Agreement, an Event of Bankruptcy (as defined below) relating to either Party (the “Bankrupt Party”) occurs, the other Party (the “Non-Bankrupt Party”) shall have, in addition to all other legal and equitable rights and remedies available hereunder, the option to terminate this Agreement upon sixty (60) days written notice to the Bankrupt Party. It is agreed and understood that if the Non-Bankrupt Party does not elect to terminate this Agreement upon the occurrence of an Event of Bankruptcy, except as may otherwise be agreed with the trustee or receiver appointed to manage the affairs of the Bankrupt Party, the Non-Bankrupt Party shall continue to make all payments required of it under this Agreement as if the Event of Bankruptcy had not occurred, and the Bankrupt Party shall not have the right to terminate any license granted herein. The term “Event of Bankruptcy” means: (a) filing, in any court or agency pursuant to any statute or regulation of any state or country, (i) a petition in bankruptcy or insolvency, (ii) for reorganization or (iii) for the appointment of (or for an arrangement for the appointment of) a receiver or trustee of the Bankrupt Party or of its assets; (b) with respect to the Bankrupt Party, being served with an involuntary petition filed in any insolvency proceeding, which such petition is not dismissed within sixty (60) days after the filing thereof; (c) proposing or being a party to any dissolution or liquidation when insolvent; or (d) making an assignment for the benefit of creditors. Without limitation, the Bankrupt Party’s rights under this Agreement shall include those rights afforded by 11 USAC. § 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) and any successor thereto. If the bankruptcy trustee of a Bankrupt Party as a debtor or debtor-in-possession rejects this Agreement under 11 USAC. § 365(o) of the Bankruptcy Code, the Non-Bankrupt Party may elect to retain its rights licensed from the Bankrupt Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 USAC. § 365(n) of the Bankruptcy Code, and any other relevant Laws..

(e) This Agreement shall automatically terminate upon expiration or termination of the License Agreement or the termination of the License Agreement only with respect to ECMs.

9.3 Effects of Termination.

(a) Upon termination of this Agreement for any reason, all submitted Firm Orders for Manufactured Products shall be delivered and paid for in accordance with Article 2.

(b) Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration.

(c) Section 3.11, this Section 9.3 and Articles 1, 4, 5, 6, 7, 8 and 10 shall survive expiration or termination of this Agreement for any reason; Schedule 2.2, subsection (h) and Section 2.4 shall survive a termination of this Agreement pursuant to Section 9.2(a) or (b); and, with respect to Firm Orders submitted and/or filled after termination of this Agreement pursuant to Schedule 2.2, subsection (h), the provisions of this Agreement otherwise applicable to the Manufactured Products that are the subject of such Firm Orders shall survive termination of this Agreement.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

ARTICLE 10
GENERAL PROVISIONS

10.1 Entire Agreement; Amendment. This Agreement, together with the exhibits and schedules hereto, which are hereby incorporated herein, represents the entire agreement and understanding between the Parties with respect to its subject matter and supersedes and terminates any prior and/or contemporaneous discussions, representations or agreements, whether written or oral, of the Parties regarding the subject matter hereto, and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof (including for the Prior CDA). There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement. Amendments or changes to this Agreement shall be valid and binding only if in writing and signed by duly authorized representatives of the Parties.

10.2 Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall mean conditions beyond the control of the Parties, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). If a force majeure persists for more than ninety (90) days, then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

10.3 Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 10.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed facsimile or a reputable courier service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

If to CCT:	Anthrogenesis Corporation, d/b/a Celgene Cellular Therapeutics
Attn.: Chief Executive Officer
33 Technology Drive Warren, NJ 07059-5148
Fax: [****]

With a copy to (which shall not constitute notice):

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
Attn: Robert A. Cantone, Esq.
Fax No.: (212) 969-2900
and
Celgene Corporation
86 Morris Avenue
Summit, NJ 07901
Attention: General Counsel
Fax: [****]

If to Alliqua:	Alliqua, Inc.
2150 Cabot Boulevard West
Langhorne, Pennsylvania 19047
Attention: Chief Executive Officer
Fax No.: [****]

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP
65 Livingston Avenue
Roseland, New Jersey 07068
Attention: Michael Lerner, Esq.
Fax No.: (973) 597-6395

10.4 No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

10.5 Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that either Party may assign this Agreement without the consent of the other Party, effective upon written notice to the other Party thereof, to (i) an Affiliate of such Party, provided that the Party hereunder who assigns this Agreement agrees in writing to continue to be bound by and subject to the terms and conditions of this Agreement and (ii) any Person who acquires all or substantially all of such Party’s assets or that is the surviving entity in a merger, recapitalization, combination or other similar transaction with such assigning Party and who agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Further, CCT may assign without Alliqua’s consent its rights to payments received under this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party. Any attempted or purported assignment in violation of this Section 10.5 shall be null and void.

10.6 Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

10.7 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

10.8 Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement. The remainder of this Agreement shall remain in full force and effect, unless the severed provision is essential and material to the rights or benefits received by either Party. In such event, the Parties shall negotiate, in good faith, and substitute a valid and enforceable provision or agreement that most nearly implements the Parties’ intent in entering into this Agreement.

10.9 No Waiver. No provision of this Agreement can be waived except by the express written consent of the Party waiving compliance. Except as specifically provided for herein, the waiver from time to time by either Party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

10.10 Independent Contractors. For all purposes under this Agreement, Alliqua and CCT and their respective Affiliates are independent contractors with respect to each other, and shall not be deemed to be an employee, agent, partner or legal representative of the other Party. This Agreement does not grant any Party or its employees, consultants or agents any authority (express or implied) to do any of the following without the prior express written consent of the other Party: create or assume any obligation; enter into any agreement; make any representation or warranty; serve or accept legal process on behalf of the other Party; settle any claim by or against the other Party; or bind or otherwise render the other liable in any way.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

10.11 Governing Law. This Agreement shall be governed by the laws of the state of New York, without regard to its choice of law provisions that would require the application of the laws of a different jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the state and federal courts sitting in the County and State of New York for the adjudication of disputes arising out of or relating to this Agreement.

10.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same legal instrument. Facsimile or PDF execution and delivery of this Agreement by any Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party. The Parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The Parties agree they will have no rights to challenge the use or authenticity of this document based solely on the absence of an original signature.

[Signature page follows.]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate, as of the Effective Date, by its duly authorized officer or representative.

ANTHROGENESIS CORPORATION		ALLIQUA, INC.

By:	/s/ Perry Karsen	By:	/s/ David Johnson
Name:	Perry Karsen	Name:	David Johnson
Title:	Chief Executive Officer	Title:	Chief Executive Officer

[Signature Page to Supply Agreement]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SCHEDULE 2.2

(a) Alliqua shall submit to CCT as soon as practicable after the Effective Date, and in any event not later than the thirtieth (30th) day after Regulatory Clearance and/or Approval in the United States of an ECM, and thereafter no later than the fifth (5th) Business Day of every month during the Term:

(i) a three (3) year rolling forecast (“Long Range Forecast”) organized by Manufactured Product stock keeping unit and by quarterly periods, setting forth the quantities of each Manufactured Product that Alliqua expects to purchase from CCT during the three (3) years commencing with the beginning of said month, and

(ii) a twelve (12)-month rolling forecast (“Forecast”) organized by Manufactured Product stock keeping unit and by months, setting forth the quantities of each Manufactured Product that Alliqua expects to purchase from CCT during the twelve (12)-month period commencing with the beginning of said month.

(b) Alliqua shall make all Forecasts and Long Range Forecasts in good faith given market and other information available to Alliqua. Each Forecast shall constitute a binding commitment of Alliqua to purchase at least the percentages of Manufactured Products set forth below pursuant to Firm Orders issued in accordance with Subsection (c) below, notwithstanding any change in the quantity of a Manufactured Product specified in a subsequent Forecast. Except as provided in the preceding sentence, each Forecast shall be non-binding on Alliqua. Each Long Range Forecast shall be non-binding on Alliqua. Alliqua shall be required to submit Firm Orders to purchase at least that percentage of the quantity of each of the Manufactured Products specified in the Forecast as follows:

Period of the Forecast	Percentage of the aggregate amount of Manufactured Products that Alliqua is required to submit Firm Orders for during such period
[****]	[****]
[****]	[****]
[****]	[****]

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(c) Alliqua shall purchase Manufactured Products solely by Firm Orders for such Manufactured Products. For a given month, CCT will accept Firm Orders for quantities of Manufactured Products, provided such Firm Orders in the aggregate do not exceed [****] of the quantity set forth in the binding portion of the Forecast most recently submitted for such month; provided, however, that if, with respect to any month, Alliqua orders any Manufactured Product in excess of [****] of the quantity set forth in the binding portion of the Forecast most recently submitted for such month, CCT shall make commercially reasonable efforts to supply such excess up to [****] of the quantity set forth in the binding portion of the Forecast most recently submitted for such month, but shall not be liable for its failure to do so. Alliqua shall specify a delivery date in each Firm Order that is at least sixty (60) days after the date on which the Firm Order is submitted to CCT. CCT shall, within five (5) Business Days after CCT receives each Firm Order submitted in accordance with the preceding two sentences, accept in writing such Firm Order. Subject to any other term or condition of this Agreement, Alliqua shall be obligated to purchase, and CCT shall be obligated to deliver by the required delivery date set forth therein, such quantities of each Manufactured Product as are set forth in each Firm Order. If Alliqua requests changes to any Firm Order previously submitted by Alliqua, including any increases or decreases in quantity of Manufactured Products, required delivery date or form of Manufactured Product, CCT shall provide Alliqua a good faith estimate of the anticipated costs of complying with such request. If Alliqua approves such estimated costs in writing, CCT shall use commercially reasonable efforts to comply with such changes but shall not be liable for its failure to do so. In the event that CCT complies with any such request, Alliqua shall reimburse CCT for its commercially reasonable, documented costs incurred in complying with such request. Notwithstanding anything to the contrary in this subsection (c), during the first six months of Manufactured Product deliveries under this Agreement, CCT shall have the right to reasonably restrict the maximum number of Units (by size) per month of Manufactured Products that CCT shall be obligated to deliver to such quantities that are agreed upon in writing by the Parties to be reasonably sufficient for the commercial launch of the Manufactured Product, and during such six month period CCT shall have no obligation to deliver, nor to accept any portion of a Firm Order requiring it to deliver, more than such maximum number of Units (by size) per month.

(d) CCT shall promptly notify Alliqua in writing if at any time CCT has reason to believe that CCT will not be able to (i) fill a Firm Order for any Manufactured Product in accordance with the delivery schedule specified therein by Alliqua and pursuant to the terms and conditions of this Agreement and the Quality Agreement, or (ii) supply Manufactured Products to Alliqua in satisfaction of the most recent Forecast, which notice in either case shall provide Alliqua with information on the extent of the expected shortfall of supply. Upon such notice of a supply shortfall, or in any event upon CCT's failure to satisfy, within the delivery time frame specified by Alliqua, a portion of the Manufactured Products ordered by Alliqua in compliance with this Agreement and the Quality Agreement, Alliqua and CCT will immediately meet and work together in good faith to identify an appropriate resolution to the supply shortfall. Any agreed resolution to the supply shortfall will be set forth in a writing executed by both Parties. Compliance by CCT with this subsection (d) shall not relieve CCT of any other obligation or liability under this Agreement, including any obligation or liability under subsections (e) or (f) below.

(e) If CCT fails to deliver at least [****] of any Manufactured Products specified in a Firm Order conforming to the provisions of Subsection (c) above by the required delivery date specified therein and in conformity with the applicable Specifications, Alliqua, at its option, may:

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

(i) cancel all or any portion of such Firm Order with respect to such Manufactured Products, in which event Alliqua shall have no liability with respect to the portion of such Firm Order so cancelled; or

(ii) accept late delivery of all or any portion of such Firm Order with respect to such Manufactured Product, in which event the Purchase Price otherwise payable by Alliqua with respect to all Manufactured Products delivered late and accepted by Alliqua under such Firm Order shall be reduced by [****].

(f) If CCT fails to deliver at least [****] of any Manufactured Products specified in a Firm Order conforming to the provisions of Subsection (c) above by the required delivery date specified therein and in conformity with the applicable Specifications, CCT shall pay to Alliqua any reasonable, documented external expenses incurred by Alliqua resulting from CCT’s breach of its obligation to deliver the full quantity of any Manufactured Product specified in such Firm Order by the required delivery date specified therein. Notwithstanding anything to the contrary in this Agreement, delivery by CCT of at least [****] of the quantity ordered will be accepted by Alliqua in full satisfaction of CCT’s obligation to supply a Firm Order. Should delivered quantities of Manufactured Product be below [****], CCT will use commercially reasonable efforts to accelerate the subsequent delivery of Manufactured Product, if so requested by Alliqua. Alliqua will be invoiced for the actual quantities shipped, adjusted as provided in Subsection (e)(ii) above. CCT will not be responsible for warehousing Manufactured Product for Alliqua. CCT will make available to Alliqua or Alliqua’s designee, as the case may be, all Manufactured Products upon release.

(g) The remedies provided for in Subsections (e) and (f) above shall be the sole remedies of Alliqua with respect to any single failure by CCT to deliver less than [****] of any Manufactured Product specified in a Firm Order conforming to the provisions of C 2.2(c) by the required delivery date specified therein and in conformity with the applicable Specifications; and the remedy provided for in Section 9.2(b) of the Agreement shall be the sole remedy of Alliqua with respect to the failure of CCT on at least [****] within any [****] period to deliver at least [****] of any Manufactured Products specified in a Firm Order conforming to the provisions of Schedule 2.2, subsection (c) by the required delivery date specified therein and in conformity with the applicable Specifications.

(h) Notwithstanding anything to the contrary in the Agreement, following termination of the Agreement pursuant to Sections 9.2(a) or (b), during the twelve (12) month period commencing on the date notice of termination is given pursuant to either of such Sections (the “Termination Supply Period”), Alliqua may submit Firm Orders for quantities of Manufactured Products in accordance with subsection (c) above, except that the Firm Orders for any month during the last nine (9) months of the Termination Supply Period may not exceed one hundred percent (100%) of the forecasted amount for such nine (9) months in the most recent Forecast provided by Alliqua to CCT prior to such notice of termination.

THE COMPANY HAS REQUESTED AN ORDER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, GRANTING CONFIDENTIAL TREATMENT TO SELECTED PORTIONS. ACCORDINGLY, THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS EXHIBIT, AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS EXHIBIT WITH “*****”.

SCHEDULE 4.1

ECM PURCHASE PRICE

Purchase Price per unit of Manufactured Products, regardless of dimensions thereof: $[****]

Maximum dimension of Manufactured Products at the $[****] Purchase Price noted above: [****]

If Alliqua wishes to have larger sizes of Manufactured Products, the Purchase Price for such larger sizes will be negotiated in good faith and agreed to by the Parties in writing.

Where CCT is procuring Outer Cartons, the Outer Carton cost will be added to the Purchase Price as provided under Section 2.1(c) of this Agreement.

The Parties may discuss at the JSC an amendment to this Agreement to specify Purchase Prices for each particular SKU of the Manufactured Products. Any such amendment will be in writing and subject to agreement by both Parties.